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                                                                    EXHIBIT 10.5

                          AMENDMENT NUMBER FOUR TO THE

               PENSION PLAN OF REMINGTON OIL AND GAS CORPORATION

     WHEREAS, Remington Oil and Gas Corporation (the "Corporation"), maintains the Pension Plan of Remington Oil and Gas Corporation, as amended and restated (the "Plan"), generally effective as of January 1, 2000; and


     WHEREAS, Corporation has determined that the Plan should be amended to clarify that the top-paid group election made by the Corporation with respect to the definition of highly compensated employees under the Remington Oil and Gas Corporation 401(k) Plan also applies to the Plan;

     NOW THEREFORE, the Plan shall be, and hereby is, amended as follows:

     1. Paragraph (a) of Section 11.01 is hereby amended as follows, effective January 1, 1997:

         (a) In the event that the Plan terminates, the benefit of any highly compensated employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code. For purposes of this Section, the term highly compensated employee shall mean any Employee who,
     (i) during the Plan Year of determination or the immediately preceding Plan Year, was at any time a five percent (5%) owner (as defined in Code Section 416(i)(1)); or (ii) for the preceding Plan Year the Employee or former Employee received compensation from the Employer in excess of $80,000, adjusted in accordance with Internal Revenue Service regulations and other guidance, and who was in the top-paid group for the preceding year. A Participant shall be considered part of the top-paid group of Employees for any Plan Year if such Participant is in the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation during such year. In addition, for purposes of this Section, former Employees shall be treated as highly compensated employees if such an Employee was a highly compensated employee upon termination of employment with the Employer or such an Employee was a highly compensated employee at any time after attaining age fifty-five (55). For purposes of this paragraph, the term "compensation" shall have the same meaning as in Code Section 11.03(e)(v) of the Plan.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed this 12th day of December, 2003.


                                             REMINGTON OIL AND GAS CORPORATION

                                             By:
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                                             Title:
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